Exhibit 99


               ICOS Corporation Reports Net Income of $5.6 million
              ($0.09 Per Share) for 2005 Fourth Quarter; Quarterly
                  Profit Driven by Solid Performance of Cialis


   BOTHELL, Wash.--(BUSINESS WIRE)--Feb. 7, 2006--ICOS Corporation (Nasdaq: ICOS) today released its financial results for the quarter and year ended December 31, 2005, and provided guidance regarding expected financial performance for 2006.
   "The year 2005 was a very good one, with both ICOS and Lilly ICOS reporting profitable fourth quarters and Lilly ICOS delivering its first profitable year," stated Paul Clark, ICOS Chairman and CEO. "These accomplishments were driven by Lilly ICOS' solid 2005 revenue growth combined with disciplined management of selling, general and administrative expenses."

   2005 Highlights

   Lilly ICOS, the 50/50 joint venture between ICOS Corporation and Eli Lilly and Company that is marketing Cialis(R) (tadalafil) for the treatment of erectile dysfunction in North America and Europe, reported 2005 net income of $37.8 million, a $300 million improvement compared to the net loss of $262.0 million reported for 2004. For the three months ended December 31, 2005, Lilly ICOS reported net income of $61.4 million, compared to the net loss of $31.4 million in the fourth quarter of 2004.
   2005 worldwide sales of Cialis were $746.6 million, 35% higher than the $552.3 million reported in 2004. During 2005, Cialis continued to gain market share. In the U.S., Cialis captured 25.0% of total prescriptions among PDE5 inhibitors in December 2005, compared to 20.0% in December 2004(1). In December 2005, aggregate market share of Cialis in Europe, Canada and Mexico was 33.2%, compared to 29.0% a year earlier(2). Cialis has become the market share leader in several countries, including France, South Africa and Venezuela.
   During 2005, tadalafil was evaluated in the treatment of lower urinary tract symptoms in men with benign prostatic hyperplasia (BPH). The Phase 2 clinical study demonstrated significant improvement in the primary endpoint, the International Prostate Symptom Score, a seven-item questionnaire that assessed the severity of symptoms of BPH and the response to therapy. In addition, tadalafil demonstrated significant improvement relative to placebo on most of the secondary endpoints included in the study. The Phase 2 clinical results will be presented at the upcoming meetings of the European Association of Urology and the American Urological Association, in April and May 2006, respectively. Lilly ICOS plans to proceed with a Phase 2b study this year, which may serve as one of two pivotal studies, to evaluate multiple doses of tadalafil. The results of the multi-dose study will be useful in the design of a Phase 3 study for BPH, expected to begin in 2007.
   During the third quarter of 2005, Lilly ICOS initiated clinical studies in additional potential indications for tadalafil. First, was a Phase 3 study to treat patients with pulmonary arterial hypertension, a life-threatening disease that affects an estimated 100,000 people in the U.S. Second, was a Phase 2 study to treat patients with hypertension, a common disorder which dramatically increases the risk of cardiovascular complications. It is estimated that there are more than 70 million people in the U.S. with hypertension.

   2005 Full-Year Financial Results

   For the year ended December 31, 2005, ICOS reported a net loss of $74.8 million ($1.17 per share), compared to a net loss of $198.2 million ($3.13 per share) for the year ended December 31, 2004.
   Equity in earnings of Lilly ICOS was $19.5 million in 2005, compared to equity in losses of $130.4 million in 2004, a $149.9 million improvement. Lilly ICOS' 2005 profitability resulted from a 35% increase in worldwide Cialis revenue combined with a 24% reduction in selling, general and administrative expenses.
   ICOS Corporation's total revenue was $71.4 million for the year ended December 31, 2005, compared to $74.6 million in 2004.
   Collaboration revenue from Lilly ICOS totaled $50.1 million for 2005, compared to $56.0 million in 2004. The decrease primarily reflects the reduction in Lilly ICOS' reimbursement of the cost of our sales force, from 100% in 2004, to 60% beginning in January 2005, partially offset by the impact of incremental research and development activities that we conducted on behalf of Lilly ICOS during 2005.
   Co-promotion services revenue was $5.3 million in 2005, representing fees earned under a co-promotion arrangement with Solvay Pharmaceuticals, Inc., which ended in December 2005.
   Total operating expenses were $165.2 million in the year ended December 31, 2005, compared to $142.0 million in the year ended December 31, 2004.
   Research and development expenses increased $16.5 million from 2004, to $88.3 million in 2005. The increase was primarily due to higher expenses associated with our discovery and preclinical research programs and incremental development activities being performed by ICOS personnel on behalf of Lilly ICOS, partially offset by the impact of a clinical program discontinued in the 2005 first quarter.
   Marketing and selling expenses increased $3.2 million from 2004, to $42.6 million in 2005. The increase primarily reflects higher sales force costs.
   General and administrative expenses increased $2.0 million from 2004, to $20.3 million in 2005. The increase primarily reflects higher legal expenses and compensation increases.

   2005 Fourth Quarter Financial Results

   For the three months ended December 31, 2005, ICOS reported net income of $5.6 million ($0.09 per share), compared to a net loss of $33.4 million ($0.53 per share) for the three months ended December 31, 2004.
   Equity in earnings of Lilly ICOS was $30.8 million in the fourth quarter of 2005, compared to equity in losses of $15.5 million in the fourth quarter of 2004. The $46.3 million improvement reflects sustained growth in sales of Cialis around the world and planned reductions in marketing and selling expenses.
   ICOS Corporation's total revenue was $18.8 million in the fourth quarter of 2005, compared to $20.4 million in the fourth quarter of 2004. The fourth quarter of 2004 included $2.2 million of revenue from licenses of technology.
   Total operating expenses were $43.6 million in the fourth quarter of 2005, compared to $38.0 million in the fourth quarter of 2004, primarily due to higher research and development expenses.
   At December 31, 2005, we had cash, cash equivalents, investment securities and associated interest receivable of $162.8 million.

   Financial Guidance

   For 2006, we expect that ICOS Corporation's net loss will be in the range of $5 million ($0.08 per share) to $25 million ($0.39 per share), after considering all stock compensation expense, including the cost of stock options, determined in accordance with FASB Standard No. 123R (FAS 123R).
   We previously stated that we expected ICOS Corporation to report a "modest" full-year profit in 2006, before stock compensation expense. As shown below, that continues to be our expectation:


                                                          2006
                                                      ($ millions)
                                                    ---------------
Expected net loss                                    ($5.0 - $25.0)

Expected total stock compensation expense             31.0 -  29.0
                                                    ---------------
Expected income before total stock
 compensation expense                                $26.0 -  $4.0
                                                    ===============


   On a proforma basis, in accordance with FAS 123R, ICOS Corporation's 2005 total stock compensation expense was $33.4 million, and its 2005 proforma net loss was $106.1 million ($1.66 per share).
   The $81 million to $101 million reduction in ICOS Corporation's net loss, from proforma 2005 to 2006, is primarily due to our expectations that Lilly ICOS' profitability will continue to grow during 2006, as Cialis revenues increase and associated selling, general and administrative expenses decrease.
   For 2006, we expect that worldwide sales of Cialis will be between $860 million and $900 million. Based on that revenue estimate, we expect that Lilly ICOS' 2006 net income will be in the range of $210 million to $240 million, with ICOS Corporation's share being between $105 million and $120 million.
   The full text of prepared remarks made by Michael A. Stein, Senior Vice President and Chief Financial Officer, during today's investor conference call, regarding 2005 financial results and expectations for 2006, will be available on the Company's Web site at www.icos.com, in the Investor/Financial Information section, beginning today at 5:30 pm Eastern Time, until February 14, 2006 at 5:30 pm Eastern Time.

   ICOS Corporation, a biotechnology company headquartered in Bothell, Washington, is dedicated to bringing innovative therapeutics to patients. Through Lilly ICOS LLC, ICOS is marketing its first product, Cialis (tadalafil), for the treatment of erectile dysfunction. ICOS is working to develop treatments for serious unmet medical needs such as benign prostatic hyperplasia, hypertension, pulmonary arterial hypertension, cancer and inflammatory diseases.

   Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause our results and the timing and outcome of events to differ materially from those expressed in or implied by the forward-looking statements, including risks associated with product commercialization, research and clinical development, regulatory approvals, manufacturing, collaboration arrangements, liquidity, competition, intellectual property claims, litigation and other risks detailed in our latest Quarterly Report on Form 10-Q and our other public filings with the Securities and Exchange Commission.
   The forward-looking statements contained in this press release represent our judgment as of the date of this release. We undertake no obligation to publicly update any forward-looking statements. The biotechnology and pharmaceutical businesses are risky and there can be no assurance that any of our products or product candidates will achieve commercial success or that competing therapies will not pre-empt market opportunities that might exist for any of our products or product candidates.

   Conference Call

   As previously announced, today, beginning at 4:30 p.m. Eastern Time, ICOS will host a conference call to review 2005 financial results and related matters, including financial guidance for 2006. The conference call can be accessed as a webcast at www.icos.com, in the Investor/Events section, or by telephone, using the Passcode 808246, live at 612-332-1213, or as a replay at 320-365-3844. The webcast will be available until February 14, 2006 at 5:30 pm Eastern Time. The telephone replay will be available until February 8, 2006 at 8:30 pm Eastern Time.

   (1) IMS National Prescription Audit Plus(TM), December 2005.
   (2) IMS Health. IMS MIDAS, Copyright 2005.



                  ICOS Corporation and Subsidiaries
                 SELECTED CONSOLIDATED FINANCIAL DATA
                (in thousands, except per share data)
                             (unaudited)

                              Three Months Ended      Year Ended
                                 December 31,        December 31,
                              ------------------  -------------------
                                2005      2004      2005       2004
                              --------  --------  --------  ---------
Condensed Consolidated
 Statements of Operations:

Revenue:
  Lilly ICOS collaboration    $ 13,374  $ 13,309  $ 50,055  $  56,031
  Contract manufacturing         4,722     4,906    16,045     16,377
  Co-promotion services            676         -     5,310          -
  Licenses of technology             -     2,200         -      2,200
                               --------  --------  --------  ---------
      Total revenue             18,772    20,415    71,410     74,608
                               --------  --------  --------  ---------

Equity in income (losses) of
 Lilly ICOS                     30,849   (15,541)   19,519   (130,396)
                               --------  --------  --------  ---------

Operating expenses:
  Research and development      23,346    19,068    88,289     71,791
  Marketing and selling         10,725     9,662    42,579     39,392
  Cost of contract
   manufacturing                 4,596     3,440    14,028     12,561
  General and administrative     4,979     5,867    20,275     18,247
                               --------  --------  --------  ---------
      Total operating expenses  43,646    38,037   165,171    141,991
                               --------  --------  --------  ---------
          Operating income
           (loss)                5,975   (33,163)  (74,242)  (197,779)

Other income (expense):
  Interest expense              (1,704)   (1,704)   (6,817)    (6,824)
  Interest and other income      1,350     1,420     6,217      6,355
                               --------  --------  --------  ---------
Net income (loss)             $  5,621  $(33,447) $(74,842) $(198,248)
                               ========  ========  ========  =========

Net income (loss) per common
 share - basic                $   0.09  $  (0.53) $  (1.17) $   (3.13)
                               ========  ========  ========  =========
Net income (loss) per common
 share - diluted              $   0.09  $  (0.53) $  (1.17) $   (3.13)
                               ========  ========  ========  =========

Weighted average common shares
 outstanding - basic            64,167    63,574    63,996     63,435
                               ========  ========  ========  =========
Weighted average common shares
 outstanding - diluted          65,372    63,574    63,996     63,435
                               ========  ========  ========  =========


Condensed Consolidated Balance Sheets:

                                 December 31,
                              -------------------
                                2005      2004
                              --------   --------
Cash, cash equivalents,
 investment securities and
 interest receivable          $162,782  $275,769
Receivable from Lilly ICOS      14,300    15,053
Investment in Lilly ICOS        35,497         -
Property and equipment, net     17,995    19,206
Deferred financing costs and
 other                          11,193    14,953
                              --------  --------
      Total assets            $241,767  $324,981
                              ========  ========

Current Liabilities           $ 22,387  $ 25,656
Due to Lilly ICOS                    -    14,147
Convertible subordinated debt  278,650   278,650
Stockholders' equity (deficit) (59,270)    6,528
                              --------  --------
      Total liabilities and
       stockholders' equity
       (deficit)              $241,767  $324,981
                              ========  ========


                  ICOS Corporation and Subsidiaries
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data)
                             (unaudited)

                                            2005
                       -----------------------------------------------
                         Q1        Q2        Q3        Q4      TOTAL
                       --------  --------  --------  -------  --------
Revenue:
  Lilly ICOS
   collaboration      $ 10,360  $ 12,693  $ 13,628  $13,374  $ 50,055
  Contract
   manufacturing         2,474     3,502     5,347    4,722    16,045
  Co-promotion
   services                950     1,893     1,791      676     5,310
  Licenses of
   technology                -         -         -        -         -
                       --------  --------  --------  -------  --------
     Total revenue      13,784    18,088    20,766   18,772    71,410
                       --------  --------  --------  -------  --------

Equity in income
 (losses) of Lilly
 ICOS                  (20,679)     (689)   10,038   30,849    19,519
                       --------  --------  --------  -------  --------

Operating expenses:
  Research and
   development          22,213    21,295    21,435   23,346    88,289
  Marketing and
   selling              10,434    10,549    10,871   10,725    42,579
  Cost of contract
   manufacturing         1,851     3,231     4,350    4,596    14,028
  General and
   administrative        5,005     4,967     5,324    4,979    20,275
                       --------  --------  --------  -------  --------
     Total operating
      expenses          39,503    40,042    41,980   43,646   165,171
                       --------  --------  --------  -------  --------
       Operating
        income
        (loss)         (46,398)  (22,643)  (11,176)   5,975   (74,242)

Other income (expense):
  Interest expense      (1,704)   (1,705)   (1,704)  (1,704)   (6,817)
  Interest and
   other income          1,718     1,723     1,426    1,350     6,217
                       --------  --------  --------  -------  --------
Net income (loss)     $(46,384) $(22,625) $(11,454) $ 5,621  $(74,842)
                       ========  ========  ========  =======  ========

Net income (loss)
 per common share -
 basic                $  (0.73) $  (0.35) $  (0.18) $  0.09  $  (1.17)
                       ========  ========  ========  =======  ========
Net income (loss)
 per common share -
 diluted              $  (0.73) $  (0.35) $  (0.18) $  0.09  $  (1.17)
                       ========  ========  ========  =======  ========

Weighted average
 common shares
 outstanding -
 basic                  63,799    63,941    64,075   64,167    63,996
                       ========  ========  ========  =======  ========
Weighted average
 common shares
 outstanding -
 diluted                63,799    63,941    64,075   65,372    63,996
                       ========  ========  ========  =======  ========


                                          2004
                     -------------------------------------------------
                       Q1        Q2        Q3        Q4       TOTAL
                    --------- --------- --------- --------- ----------

Revenue:
  Lilly ICOS
   collaboration    $ 14,067  $ 14,697  $ 13,958  $ 13,309  $  56,031
  Contract
   manufacturing       2,456     3,229     5,786     4,906     16,377
  Co-promotion
   services                -         -         -         -          -
  Licenses of
   technology              -         -         -     2,200      2,200
                     --------  --------  --------  --------  ---------
     Total revenue    16,523    17,926    19,744    20,415     74,608
                     --------  --------  --------  --------  ---------

Equity in income
 (losses) of Lilly
 ICOS                (69,237)  (35,090)  (10,528)  (15,541)  (130,396)
                     --------  --------  --------  --------  ---------

Operating expenses:
  Research and
   development        17,254    17,536    17,933    19,068     71,791
  Marketing and
   selling             9,797    10,106     9,827     9,662     39,392
  Cost of contract
   manufacturing       2,513     2,991     3,617     3,440     12,561
  General and
   administrative      4,153     4,048     4,179     5,867     18,247
                     --------  --------  --------  --------  ---------
     Total operating
      expenses        33,717    34,681    35,556    38,037    141,991
                     --------  --------  --------  --------  ---------
       Operating
        income
        (loss)       (86,431)  (51,845)  (26,340)  (33,163)  (197,779)

Other income (expense):
  Interest expense    (1,711)   (1,705)   (1,704)   (1,704)    (6,824)
  Interest and
   other income        1,839     1,652     1,444     1,420      6,355
                     --------  --------  --------  --------  ---------
Net income (loss)   $(86,303) $(51,898) $(26,600) $(33,447) $(198,248)
                     ========  ========  ========  ========  =========

Net income (loss)
 per common share -
 basic              $  (1.36) $  (0.82) $  (0.42) $  (0.53) $   (3.13)
                     ========  ========  ========  ========  =========
Net income (loss)
 per common share -
 diluted            $  (1.36) $  (0.82) $  (0.42) $  (0.53) $   (3.13)
                     ========  ========  ========  ========  =========

Weighted average
 common shares
 outstanding -
 basic                63,237    63,429    63,498    63,574     63,435
                     ========  ========  ========  ========  =========
Weighted average
 common shares
 outstanding -
 diluted              63,237    63,429    63,498    63,574     63,435
                     ========  ========  ========  ========  =========


                  ICOS Corporation and Subsidiaries
            SUMMARIZED OPERATING RESULTS OF LILLY ICOS LLC
                            (in thousands)
                             (unaudited)


                                          2005
                   ---------------------------------------------------
                       Q1        Q2        Q3        Q4       TOTAL
                   ---------- --------- --------- --------- ----------
Revenue:
 Product sales, net
   United States     $42,744   $71,118   $77,438   $81,615   $272,915
   Europe             56,264    60,925    61,992    65,311    244,492
   Canada and
    Mexico            12,186    13,839    14,727    18,575     59,327
                   ---------- --------- --------- --------- ----------
                     111,194   145,882   154,157   165,501    576,734
 Royalties             7,790     9,010     8,172     8,997     33,969
                   ---------- --------- --------- --------- ----------
     Total revenue   118,984   154,892   162,329   174,498    610,703
                   ---------- --------- --------- --------- ----------
Expenses:
 Cost of sales(a)      9,752    11,934    12,378    13,200     47,264
 Selling, general
  and
  administrative     137,027   126,232   112,152    84,416    459,827
 Research and
  development         13,874    18,413    18,035    15,494     65,816
                   ---------- --------- --------- --------- ----------
     Total expenses  160,653   156,579   142,565   113,110    572,907
                   ---------- --------- --------- --------- ----------
Net income (loss)   $(41,669)  $(1,687)  $19,764   $61,388    $37,796
                   ========== ========= ========= ========= ==========
ICOS Corporation's
 share of net
 income (loss)      $(20,679)  $  (689)  $10,038   $30,849    $19,519
                   ========== ========= ========= ========= ==========

(a) Cost of sales includes $103 per month of license fee amortization applicable only to Eli Lilly and Company's interest in Lilly ICOS.


                                          2004
                   ---------------------------------------------------
                       Q1        Q2        Q3        Q4       TOTAL
                   ---------- --------- --------- --------- ----------
Revenue:
 Product sales, net
   United States     $32,807   $50,768   $70,226   $52,783   $206,584
   Europe             36,356    45,301    43,414    52,859    177,930
   Canada and
    Mexico             5,854     8,931     9,380    13,063     37,228
                   ---------- --------- --------- --------- ----------
                      75,017   105,000   123,020   118,705    421,742
 Royalties             6,652     6,449     6,210     6,809     26,120
                   ---------- --------- --------- --------- ----------
     Total revenue    81,669   111,449   129,230   125,514    447,862
                   ---------- --------- --------- --------- ----------
Expenses:
 Cost of sales(a)      6,573     8,982    10,173    10,338     36,066
 Selling, general
  and
  administrative     195,053   157,838   123,222   130,398    606,511
 Research and
  development         18,827    15,119    17,203    16,169     67,318
                   ---------- --------- --------- --------- ----------
     Total expenses  220,453   181,939   150,598   156,905    709,895
                   ---------- --------- --------- --------- ----------
Net income (loss)  $(138,784) $(70,490) $(21,368) $(31,391) $(262,033)
                   ========== ========= ========= ========= ==========

ICOS Corporation's
 share of net
 income (loss)      $(69,237) $(35,090) $(10,528) $(15,541) $(130,396)
                   ========== ========= ========= ========= ==========

(a) Cost of sales includes $103 per month of license fee amortization applicable only to Eli Lilly and Company's interest in Lilly ICOS.



    CONTACT: ICOS Corporation
             Lacy Fitzpatrick, 425-415-2207